SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                         Date of Report: April 28, 2006
                        (Date of earliest event reported)

                               VASOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                  0-18105                11-2871434
(State or other             (Commission           (IRS Employer
 jurisdiction of             File Number)          Identification
 incorporation)                                      Number)


 180 Linden Avenue, Westbury, New York                 11590
(Address of principal executive offices)            (Zip Code)



Registrant's telephone number including area code   (516) 997-4600


                                 Not applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     By letter dated April 28, 2006, the Company received written notification from Nasdaq that it has failed to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4) and that its securities are, therefore, subject to delisting from The Nasdaq Capital Market effective at the opening of business on May 9, 2006.

     The Company has the right to request a hearing before the Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination at which time it must present a plan of compliance with the Nasdaq continued listing requirements. The Company will determine if it will request a hearing to review the Staff Determination or apply for immediate listing on the OTC Bulletin Board.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VASOMEDICAL, INC.

                                  By:  /s/ Thomas Glover
                                       Thomas Glover
                                       President and Chief Executive Officer


Dated:   May 4, 2006